EXHIBIT 5.1

PERKINS COIE LLP

1201 THIRD AVENUE, SUITE 4800

SEATTLE, WA 98101-3099

PHONE: 206 359-8000

FAX: 206 359-9000

www.perkinscoie.com

May 24, 2005

Puget Energy, Inc.

10885 N.E. 4th Street

Bellevue, Washington 98004

Re:	Registration Statement on Form S-8 of Shares of Common Stock, $0.01 par value per share, of Puget Energy, Inc.

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to up to an additional 3,250,000 shares of common stock, $0.01 par value per share (the “Shares”), of which up to an additional 3,000,000 shares may be issued pursuant to the Puget Energy, Inc. 2005 Long-Term Incentive Plan (f/k/a Puget Energy, Inc. 1995 Long-Term Incentive Compensation Plan) and up to an additional 250,000 shares may be issued pursuant to the Puget Energy, Inc. Amended and Restated Nonemployee Director Stock Plan (together, the “Plans”).

We have examined the Registration Statement and such documents and records of Puget Energy, Inc. as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by Puget Energy, Inc. of any certificates representing the Shares, the registration by its registrar of such Shares and the sale thereof by Puget Energy, Inc. in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP